UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

RAPT Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38997	47-3313701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Eccles Avenue South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

(650) 489-9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RAPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 1, 2021, Karen C. Lam, Vice President, Finance and Corporate Controller and principal accounting officer of RAPT Therapeutics, Inc. (the “Company”), delivered notice of her resignation from these positions and from her employment with the Company, to be effective on February 28, 2021, in order to pursue a leadership opportunity with a privately-held biotechnology company. Ms. Lam’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, financial statements, internal controls, auditors, policies or practices.

On February 4, 2021, the Company appointed Rodney Young to serve as the Company’s principal accounting officer, effective upon Ms. Lam’s resignation and departure from the Company. Mr. Young has been the Company’s Chief Financial Officer since joining the Company in December 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2021	RAPT THERAPEUTICS, INC.

	By:	/s/ Rodney Young
Rodney Young
Chief Financial Officer and Secretary